UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2022

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

928 Carmans Road

Massapequa, New York 11758

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value	CDR	New York Stock Exchange
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2022, Cedar Realty Trust, Inc., a Maryland corporation (“CDR” or the “Company”), announced that following its previously announced review of strategic alternatives, it has entered into definitive agreements for the sale of the Company and its assets in a series of related all-cash transactions. The transactions were unanimously approved by the Company’s Board of Directors (the “Company Board”), and are estimated to generate total net proceeds, after all transaction expenses, of more than $29.00 per share in cash, which will be distributed to shareholders upon completion. The transactions are expected to close by the end of the second quarter of 2022, subject to satisfaction of customary closing conditions, including approval by the Company’s common stockholders.

Grocery-Anchored Portfolio Transaction

On March 2, 2022, the Company and certain of its subsidiaries, DRA Fund X-B LLC, a Delaware limited liability company (“DRA”) and KPR Centers LLC, a Delaware limited liability company (together with DRA and their respective designees, the “Grocery-Anchored Purchasers”) entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”), pursuant to which the Grocery-Anchored Purchasers will acquire a portfolio of 33 grocery-anchored shopping centers from the Company for a cash purchase price of $840.00 million (the “Grocery-Anchored Portfolio Sale”).

The table below sets forth the assets to be sold in the Grocery-Anchored Portfolio Transaction:

Property Name	Location
New London Mall	New London, CT
Bethel Shopping Center	Bethel, CT
Groton Shopping Center	Groton, CT
Jordan Lane	Wethersfield, CT
Christina Crossing	Wilmington, DE
Franklin Village Plaza	Franklin, MA
The Shops at Suffolk Downs	Revere, MA
Norwood Shopping Center	Norwood, MA
Yorktowne Plaza	Cockeysville, MD
Shoppes at Arts District	Hyattsville, MD
Valley Plaza	Hagerstown, MD
Oakland Mills	Columbia, MD
The Shops at Bloomfield Station	Bloomfield, NJ
Carman’s Plaza	Massapequa, NY
Quartermaster Plaza	Philadelphia, PA
Colonial Commons	Harrisburg, PA
Trexlertown Plaza	Trexlertown, PA
The Point	Harrisburg, PA
Fishtown Crossing	Philadelphia, PA
Shops at Crossroads (Crossroads II)	Bartonsville, PA
Lawndale Plaza	Philadelphia, PA
Academy Plaza	Philadelphia, PA
Meadows Marketplace	Hummelstown, PA
Swede Square	E. Norriton Township, PA
Palmyra Shopping	Palmyra, PA
Newport Plaza	Newport, PA
Northside Commons	Campbelltown, PA
Halifax Plaza	Halifax, PA
Girard Plaza	Philadelphia, PA
General Booth Plaza	Virginia Beach, VA
Kempsville Crossing	Virginia Beach, VA
Elmhurst Square	Portsmouth, VA
Oak Ridge Shopping Ctr.	Suffolk, VA

In addition, the Asset Purchase Agreement provides that to the extent specified redevelopment assets of the Company are not sold by the Company to third parties prior to the closing of the Grocery-Anchored Portfolio Sale, these assets will be acquired by the Grocery-Anchored Purchasers for an additional cash purchase price of up to $80.5 million.

19-Asset Sale and Merger Transaction with Wheeler Real Estate Investment Trust

On March 2, 2022, the Company entered into an agreement with Wheeler Real Estate Investment Trust, Inc. (“Wheeler”) and certain of its affiliates pursuant to which, following closing of the Grocery-Anchored Portfolio Sale, Wheeler will acquire the balance of the Company’s shopping center assets by way of an all-cash merger transaction that values the remaining portfolio at $291.3 million, as more fully described below. The table below sets forth the 19 assets to be acquired by Wheeler:

Property Name	Location
Pine Grove Plaza	Browns Mills, NJ
Coliseum Marketplace	Hampton, VA
Golden Triangle	Lancaster, PA
South Philadelphia	Philadelphia, PA
Fieldstone Marketplace	New Bedford, MA
Webster Commons	Webster, MA
Patuxent Crossing (f/k/a San Souci Plaza)	California, MD
Washington Center Shoppes	Sewell, NJ
Trexler Mall	Trexlertown, PA
Timpany Plaza	Gardner, MA
Fairview Commons	New Cumberland, PA
Gold Star Plaza	Shenandoah, PA
Brickyard Plaza	Berlin, CT
Kings Plaza	New Bedford, MA
Southington Center	Southington, CT
Hamburg Square	Hamburg, PA
Oakland Commons	Bristol, CT
Carll’s Corner	Bridgeton, NJ
Oregon Avenue	Philadelphia, PA

The agreement with Wheeler is in the form of an Agreement and Plan of Merger, dated March 2, 2022 (the “Merger Agreement”), among the Company, Cedar Realty Trust Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), Wheeler, WHLR Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of Wheeler (“Merger Sub I”), and WHLR OP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II”), pursuant to which, following completion of the Grocery-Anchored Portfolio Sale, Merger Sub II will merge with and into the Operating Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, Merger Sub I will merge with and into the Company (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Operating Partnership will survive (the “Surviving Partnership”) and the separate existence of Merger Sub II will cease. Upon completion of the Company Merger, the Company will survive (the “Surviving Company”) and the separate existence of Merger Sub I will cease.

Company Common Stock. Upon completion of the Mergers, the issued and outstanding shares of the Company’s common stock, par value $0.06 per share (“Company Common Stock”), will cancelled and converted into the right to receive the merger consideration described below. Following the Merger, the Company Common Stock will no longer be publicly traded.

Company Preferred Stock. Pursuant to the terms of the Merger Agreement, the Company’s currently outstanding 7.25% Series B Preferred Stock and 6.50% Series C Preferred Stock (collectively, the “Company Preferred Stock”) will remain outstanding as shares of preferred stock in the Surviving Company following the Mergers. Both classes of Company Preferred Stock are expected to remain listed on the New York Stock Exchange following closing of the Mergers, and the Surviving Company will continue to be an independent filer of periodic reports with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This post-closing structure whereby the Company Preferred Stock will remain outstanding preferred securities of an independent public reporting entity that holds a significant retained portfolio of income-producing assets is intended to facilitate the undisrupted ability of the Surviving Company to pay all required dividends on the Company Preferred Stock in accordance with the articles supplementary governing the terms of the Company Preferred Stock and applicable law.

Special Dividend and Merger Consideration

On or before the close of business on the day immediately prior to the consummation of the Mergers, the Company Board will declare one or more special dividends payable to record holders of the Company Stock and common units of limited partnership interest in the Operating Partnership (“OP Units”) in an aggregate amount equal to the net proceeds available for distribution from the Grocery-Anchored Portfolio Sale and sale of the Company’s redevelopment assets, less certain amounts described below as determined in accordance with the Merger Agreement. In addition, in connection with consummation of the Mergers, each share of Company Stock and each OP Unit issued and outstanding immediately prior to the effective time of the Mergers will be converted into the right to receive cash merger consideration in an amount equal to $130.0 million divided by the total number of outstanding shares of Company Stock and OP Units. It is currently anticipated that the total amount of cash returned to holders of Company Common Stock and OP Units by way of the special dividends and consummation of the Mergers will exceed $29.00 per share/unit. The exact amount of net proceeds available for distribution through the special dividends is subject to customary real estate prorations as of the closing date for the Grocery-Anchored Portfolio Sale, payment by the Company of all applicable transaction costs and expenses, and satisfaction of other Company liabilities and indebtedness.

Other Terms and Conditions of the Agreements

Representations, Warranties and Covenants. The Asset Purchase Agreement and Merger Agreement each contain customary representations, warranties and covenants of the respective parties thereto, including, among others, covenants requiring the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and refraining from taking certain types of actions, subject to certain exceptions, without the prior consent of the Grocery-Anchored Purchaser or Wheeler, as the case may be. The Asset Purchase Agreement and Merger Agreement each also requires the Company to convene a stockholders’ meeting for purposes of considering approval of the Grocery-Anchored Portfolio Sale and the Mergers.

Non-Solicitation. Under each of the Asset Purchase Agreement and Merger Agreement, the Company has agreed to cease any solicitations, discussions, negotiations or communications with any person with respect to any alternative acquisition proposals and not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any alternative acquisition proposals. However, the Company may, prior to obtaining the approval of the transactions by the Company’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide acquisition proposal (whether for the Company as a whole or for any subset of its assets) if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such proposal constitutes, or could reasonably be expected to lead to, a “superior proposal” (as defined in the applicable agreement). Likewise, prior to the approval of the transactions by the Company’s stockholders, the Company Board may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders approve the transactions or recommend or otherwise declare advisable any superior proposal, subject to complying with notice and other specified conditions, including giving the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, the opportunity to propose revisions to the terms of the applicable agreement during a match right period.

No Financing Conditions. Neither the obligations of the Grocery-Anchored Purchasers under the Asset Purchase Agreement, nor the obligations of Wheeler and its affiliates under the Merger Agreement, are subject to any financing condition or contingency whatsoever (other than in connection with lender consent to assumption by the Grocery-Anchored Purchasers of certain existing mortgage debt). The obligations of the Grocery-Anchored Purchasers under the Asset Purchase Agreement are unconditionally guaranteed by the DRA Growth and Income Master Fund X-B. In addition, as of the date of the Merger Agreement, Wheeler has delivered to the Company copies of an executed debt commitment letter pursuant to which the lenders party thereto have committed, subject to the terms and conditions contained in such letter, to provide debt financing in an aggregate amount up to $130.0 million to enable Wheeler to consummate the Mergers and make payments required under and in connection with the Merger Agreement.

Conditions to Closing. Consummation of the transactions contemplated by each of the Asset Purchase Agreement and Merger Agreement is subject to certain customary conditions, including (i) the respective representations and warranties of the parties being true and correct (subject to certain materiality exceptions), (ii) compliance in all material respects by each party with their respective covenants, (iii) the absence of any law prohibiting or order preventing the consummation of the transactions, (iii) the absence of the occurrence of a “Company Material Adverse Effect” (as defined in the applicable agreement), (iv) in the case of the Merger Agreement, consummation of the Grocery-Anchored Sale transactions, (v) approval of the transactions by the holders of two-thirds of the outstanding shares of Company Common Stock, and (vi) in the case of the Merger Agreement, receipt by Wheeler of a tax opinion from the Company’s counsel to the effect that the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust.

Termination of the Agreements. Each of the Asset Purchase Agreement and Merger Agreement may be terminated by a party thereto in certain circumstances, including if (i) the applicable transaction is not completed by a specified date (July 30, 2022 in the case of the Asset Purchase Agreement, and August 30, 2022 in the case of the Merger Agreement), subject to certain limitations (and, in the case of the Merger Agreement, possible extension for up to an additional 60 days under certain circumstances), (ii) a court or governmental authority of competent jurisdiction has issued an order, judgment, injunction, ruling, writ or decree permanently enjoining or otherwise permanently prohibiting the relevant transactions, (iii) the Company’s stockholders fail to approve the transactions, and (iv) the other party breaches its representations, warranties or covenants set forth in the relevant agreement, which results in the failure of a closing condition, subject in certain cases, to the right of the breaching party to cure the breach. The Company may also terminate each of the Asset Purchase Agreement and Merger Agreement to enter into one or more definitive agreements with third parties that provide for the implementation of a “superior proposal” (as defined in the applicable agreement), and the Grocery-Anchored Purchasers and/or Wheeler, as the case may be, may terminate the Asset Purchase Agreement or Merger Agreement, as the case may be, if the Company Board withdraws its recommendation to the Company’s stockholders to vote to approve the transactions.

If either the Asset Purchase Agreement or Merger Agreement is terminated in certain specified circumstances, including by the Company in order to enter into a definitive agreement providing for a “superior proposal” or because the Company Board withdraws its recommendation in favor of the transactions, the Company will be required to pay a termination fee of, in the case of the Asset Purchase Agreement, $7.0 million plus up to $3.5 million in expense reimbursement costs and, in the case of the Merger Agreement, $5.0 million.

The foregoing descriptions of the Asset Purchase Agreement and Merger Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement and Merger Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively and are incorporated herein by reference.

Each of the Asset Purchase Agreement and the Merger Agreement has been attached as exhibits to this Current Report solely to provide stockholders with information regarding its terms and conditions. It is not intended to provide any other factual or financial information about the Company, the Grocery-Anchored Purchasers, Wheeler, or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Asset Purchase Agreement and the Merger Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement and the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements contained in the Asset Purchase Agreement and the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Grocery-Anchored Purchasers, Wheeler or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement and the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Asset Purchase Agreement and the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Grocery-Anchored Purchasers, Wheeler and their respective affiliates and the transactions contemplated by the Asset Purchase Agreement and Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Asset Purchase Agreement and the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 7.01	Regulation FD Disclosure.

On March 2, 2022, CDR issued a press release announcing that CDR has entered into definitive agreements for the sale of the Company and its assets in a series of related all-cash transactions. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and exhibits thereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise. The information in this Item 7.01, including the exhibits thereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, as amended, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 2, 2022, by and among Cedar Realty Trust, Inc., DRA Fund X-B LLC, and KPR Centers LLC*

2.2	Agreement and Plan of Merger, dated as of March 2, 2022, by and among Wheeler Real Estate Investment Trust, Inc., Wheeler Merger Sub, Inc., WHLR OP Merger Sub LLC, Cedar Realty Trust, Inc., and Cedar Realty Trust Partnership, L.P.*

99.1	Press release dated March 2, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits have been omitted. The registrant hereby agrees to furnish a copy of any omitted exhibit to the SEC upon request by the SEC.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transactions, CDR will file with the SEC a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CDR intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transactions. Investors and stockholders of CDR are urged to read the proxy statement (including any amendments and supplements thereto) relating to the proposed transactions carefully when it becomes available. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about CDR once these documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov or free of charge from CDR by directing a request to Investor Relations at (516) 944-4561.

Participants in the Solicitation

CDR and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CDR’s stockholders in connection with the proposed merger. Information about the directors and executive officers of CDR is set forth in its proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on April 30, 2021, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 11, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

The information included herein, together with other statements and information publicly disseminated by CDR, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CDR intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “estimates”, “projects”, “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import, or the negative thereof. Factors that could cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: the proposed sale and merger transactions described above may not be completed in a timely manner or at all, including the risk that any required approvals, including the approval of the Company’s stockholders, are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed transactions; (ii) the ability of the various purchaser parties to obtain required financing in connection with the proposed transactions; (iii) the possibility that competing offers or acquisition proposals for the Company and/or its assets will be made; (iv) the possibility that any or all of the various conditions to the consummation of the transactions may not be satisfied or waived; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of one or more of the definitive transaction documents, including in circumstances which would require the Company to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; (ix) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic; (x) the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (xi) the loss or bankruptcy of the Company’s tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (xii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic, and the significant uncertainty as to when and the conditions under which potential tenants will be able to operate physical retail locations in future; (xiii) macroeconomic conditions, such as a disruption of or lack of access to capital markets and the adverse impact of the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (xiv) financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability; (xv) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (xvi) the impact of the Company’s leverage on operating performance; (xvii) risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; (xviii) risks endemic to real estate and the real estate industry generally; (xix) competitive risks; (xx) risks related to the geographic concentration of the Company’s properties in the Washington, D.C. to Boston corridor; (xxi) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xxii) the inability of the Company to realize anticipated returns from its redevelopment activities; (xxiii) uninsured losses; (xxiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; and (xxv) information technology security breaches. For further discussion of factors that could materially affect the outcome of forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other documents that the Company files with the SEC from time to time.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2022	CEDAR REALTY TRUST, INC.

	By:	/s/ Bruce J. Schanzer
Name: Bruce J. Schanzer
Title: President and Chief Executive Officer